As filed with the Securities and Exchange Commission on February 20, 2019

Registration No. 333-218503

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Brookfield Property Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Bryan K. Davis Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.
Torys LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)
Preferred Limited Partnership Units	(1)	(1)	(1)	(2)

(1)          Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units or preferred limited partnership units are being registered as may from time to time be offered at indeterminate prices.

(2)          In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-218503) (the “Registration Statement”) of Brookfield Property Partners L.P. is being filed to (i) register preferred limited partnership units pursuant to the Registration Statement, (ii) make corresponding changes to the prospectus included in Part I of the Registration Statement, change the date on the cover page of the prospectus to correspond to the date of this post-effective amendment and update as appropriate the information contained in such prospectus and (iii) file or incorporate by reference additional exhibits to the Registration Statement.

Brookfield Property Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

Brookfield Property Partners L.P. may from time to time offer and issue non-voting limited partnership units (“LP Units”) and preferred limited partnership units (“Preferred LP Units” and together with the LP Units, our “securities”), and certain selling unitholders may sell our securities, in one or more offerings pursuant to this prospectus.

Each time our securities are offered, we will file a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our LP Units are traded on the Nasdaq Stock Market (“Nasdaq”) under the symbol “BPY” and the Toronto Stock Exchange (the “TSX”) under the symbol “BPY.UN”. The last reported sale price of our LP Units on February 19, 2019 was $20.01 per LP Unit on Nasdaq and C$26.38 per LP Unit on the TSX.  We will provide information in the applicable prospectus supplement for the trading market, if any, for any Preferred LP Units we may offer.

An investment in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 1.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is February 20, 2019.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” We are not making an offer of securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, we may sell our securities in one or more offerings. This prospectus provides you with a general description of our securities. Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and our securities that may be offered hereunder.

In this prospectus, unless the context suggests otherwise, references to “we”, “us” and “our” are to our company, the BPR Group, the Property Partnership, the Holding Entities and the operating entities, each as defined below, taken together on a consolidated basis. Unless the context suggests otherwise, in this prospectus references to:

•                                          “Brookfield” are to Brookfield Asset Management and any subsidiary of Brookfield Asset Management, other than us;

•                                          “Brookfield Asset Management” are to Brookfield Asset Management Inc.;

•                                          “BPR Group” are to Brookfield Property REIT Inc., BPR OP, L.P. and any of their direct or indirect subsidiaries;

•                                          “BPY General Partner” are to the general partner of our company, which is Brookfield Property Partners Limited, an indirect wholly-owned subsidiary of Brookfield Asset Management;

•                                          “our company,” “BPY” or the “Registrant” are to Brookfield Property Partners L.P., a Bermuda exempted limited partnership;

•                                          “Holding Entities” are to the primary holding subsidiaries of the Property Partnership, from time to time, through which it indirectly holds all of our interests in our operating entities;

•                                          “operating entities” are to the entities in which the Holding Entities hold interests and that directly or indirectly hold our real estate assets other than entities in which the Holding Entities hold interests for investment purposes only of less than 5% of the equity securities; and

•                                          the “Property Partnership” are to Brookfield Property L.P.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and we will fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The

SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on our website at https://bpy.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our securities. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and/or filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

•                  our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, dated March 9, 2018 (our “Annual Report”), which contains a description of our limited partnership units; and

•                  our reports on Form 6-K, dated March 29, 2018; May 3, 2018 (Exhibit 99.1 only); May 11, 2018 (Exhibits 99.1 and 99.2 only); June 8, 2018; June 13, 2018 (excluding Exhibit 99.1); July 3, 2018; August 8, 2018 (Exhibits 99.1 and 99.2 only); August 14, 2018 (first filing only); August 23, 2018; August 28, 2018 (both filings); October 22, 2018; November 8, 2018 (Exhibits 99.1 and 99.2 only); November 27, 2018; February 11, 2019; February 12, 2019; February 13, 2019; and February 20, 2019.

All annual reports filed by us with the SEC on Form 20-F and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Copies of the documents noted above are available electronically on the SEC website at www.sec.gov. We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Property Partners L.P.
Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchanges rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States, as applicable.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. The risk factors included in our Annual Report and in other documents incorporated by reference could cause our actual results, performance, achievements, plans and strategies to vary from our forward-looking statements. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

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SUMMARY

The Offer and Expected Timetable

We or selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of our securities. The actual per unit price of our securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

Our LP Units are listed on Nasdaq under the symbol “BPY” and the TSX under the symbol “BPY.UN”.

Brookfield Property Partners L.P.

Our company was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. Our company’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and our company’s telephone number is +441 294-3309.

Our company is one of the world’s premier commercial real estate companies, with approximately US$86 billion in total assets. We are leading owners, operators and investors in commercial real estate, with a diversified portfolio of premier office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets.

Our company’s sole direct investment is its managing general partnership interest in the Property Partnership, which holds our interest in commercial and other income producing property operations through its Holding Entities and operating entities and its direct investment in BP US REIT LLC which holds certain of our Core Office assets.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from our Annual Report, and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of our securities by us for general partnership purposes. The actual application of proceeds from the sale of any particular offering of securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any proceeds from securities offered and sold by selling unitholders.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The description of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of our securities. If we indicate in the applicable prospectus supplement, the terms of our securities may differ from the terms we have summarized below.

We or the selling unitholders may sell from time to time, in one or more offerings, our securities.

This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Our LP Units are non-voting limited partnership interests in our company. The rights of holders of our LP Units are primarily governed by our limited partnership agreement, amendments to which may be proposed only by or with the consent of the BPY General Partner as described in our Annual Report.

LP Units of our company represent a fractional limited partnership interest in our company and do not represent a direct investment in our company’s assets and should not be viewed by investors as direct securities of our company’s assets. Holders of our LP Units are not entitled to the withdrawal or return of capital contributions in respect of our LP Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of our company as described in our Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, a holder of our LP Units will not have priority over any other holder of our LP Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our LP Units do not have the ability to call meetings of unitholders, and holders of our LP Units are not entitled to vote on matters relating to our company except as described in our Annual Report.

Our limited partnership agreement does not contain any restrictions on ownership of our LP Units. Holders of our LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in our company, unless otherwise determined by the BPY General Partner, in its sole discretion. In addition, holders of our LP Units do not have any right to have their LP Units redeemed by our company. Our LP Units have no par or other stated value.

Any material U.S. and Canadian federal income tax considerations related to such LP Units will be described in a prospectus supplement.

For a more detailed description of our LP Units, please refer to our Annual Report.

DESCRIPTION OF PREFERRED LIMITED PARTNERSHIP UNITS

The material terms of any class or series of Preferred LP Units that we offer, together with any material U.S. and Canadian federal income tax considerations relating to such Preferred LP Units, will be described in a prospectus supplement.

Our limited partnership agreement authorizes us to establish one or more classes, or one or more series of any such classes of Preferred LP Units with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of our Preferred LP Units), as shall be determined by the BPY General Partner in its sole discretion, including: (i) the right to share in our profits and losses or items thereof; (ii) the right to share in our distributions; (iii) the rights upon our dissolution and liquidation; (iv) whether, and the terms and conditions upon which, we may or shall be required to redeem our Preferred LP Units (including sinking fund provisions); (v) whether such Preferred LP Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred LP Unit will be issued, evidenced by certificates and assigned or transferred; and (viii) the requirement, if any, of each such Preferred LP Unit to consent to certain partnership matters.

The issuance of Preferred LP Units may have the effect of discouraging, delaying or preventing a change of control of us. The issuance of Preferred LP Units with voting and conversion rights may adversely affect the voting power of the holders of our LP Units.

PLAN OF DISTRIBUTION

New Issues

We may sell our securities to or through underwriters or dealers. The distribution of our securities may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of our securities, underwriters may receive compensation from our company or from purchasers of our securities for whom they may act as agents in the form of discounts, concessions or commissions.

Any prospectus supplement relating to our securities will also set forth the terms of the offering of our securities, including the names of any underwriters or dealers, the purchase price or prices of the offered securities, the offering price, the proceeds to our company from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements that may be entered into by our company, underwriters and dealers who participate in the distribution of our securities may be entitled to indemnification by our company against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, our company or its subsidiaries in the ordinary course of business.

Our securities (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in our securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our securities or as to the liquidity of the trading market for our securities.

In connection with any underwritten offering of our securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

Selling unitholder(s) may offer and sell, from time to time, all or a portion of the LP Units or Preferred LP Units beneficially owned by them directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their LP Units or Preferred LP Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its LP Units or Preferred LP Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units or Preferred LP Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their LP Units or Preferred LP Units short and deliver LP Units or Preferred LP Units, as applicable, covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the LP Units or Preferred LP Units to broker-dealers that in turn may sell such LP Units or Preferred LP Units, as applicable.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is formed under the laws of Bermuda. A substantial portion of our company’s assets may be located outside of Canada and the United States and certain of the directors of the BPY General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. We have expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against us, the directors of the BPY General Partner, or the experts named in this prospectus since a substantial portion of our assets and the assets of such persons may be located outside of Canada and the United States.

We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against us, the directors of the BPY General Partner, or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us, the directors of the BPY General Partner, or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a defined sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the Canadian or U.S. judgment according to Bermuda’s conflicts of law principles; (ii) the Canadian or U.S. court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; and (v) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

For avoidance of doubt, in addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law (including specified remedies under Canadian securities law or U.S. federal securities law), the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court.. Further, no claim may be brought in Bermuda against us, the directors of the BPY General Partner, or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of our securities and certain other legal matters with respect to the laws of Bermuda will be passed upon by Appleby (Bermuda) Limited, Bermuda counsel to our company. As of the date hereof, the partners and associates of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

EXPERTS

The financial statements of BPY incorporated in this prospectus by reference to BPY’s Annual Report on Form 20-F for the year ended December 31, 2017, and the effectiveness of BPY’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte LLP is 8 Adelaide Street West, Suite 200, Toronto, Ontario M5H OA9.

The financial statements of GGP Inc. (now known as Brookfield Property REIT Inc.) and its subsidiaries incorporated by reference in this prospectus from BPY’s Annual Report on Form 20-F for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to GGP Inc.’s adoption of a new accounting standard). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 111 South Wacker Drive, Chicago, IL 60606.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ *
Blue sky fees and expenses	**
Transfer agent fees	**
Printing and engraving costs	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*                 Our company is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

**          The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Property Partners L.P.

Limited Partnership Units

Preferred Limited Partnership Units

PROSPECTUS

February 20, 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of the Registrant’s Annual Report on Form 20-F entitled “Related Party Transactions—Our Master Services Agreement”, “Directors, Senior Management and Employees—Indemnification and Limitations on Liability”, “Memorandum and Articles of Association—Description of Our Units and Our Limited Partnership Agreement—Indemnification; Limitations of Liability” and “Memorandum and Articles of Association—Description of the Property Partnership Limited Partnership Agreement—Indemnification; Limitations of Liability” include disclosure relating to the indemnification of our directors and officers and are incorporated by reference herein.

ITEM 9.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
1.1*	Form of Underwriting Agreement.*
3.1(1)	Certificate of registration of our company, registered as of January 3, 2013.
3.2(2)	Second Amended and Restated Limited Partnership Agreement of our company, dated August 8, 2013.
3.3(3)	First Amendment to the Second Amended and Restated Limited Partnership Agreement of our company, dated November 5, 2015.
5.1	Opinion of Appleby (Bermuda) Limited as to the validity of our securities.
23.1	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Property Partners L.P.
23.2	Consent of Deloitte & Touche LLP relating to audited consolidated financial statements of GGP Inc. (now known as Brookfield Property REIT Inc.).
23.3	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of our company’s Registration Statement on Form F-3 filed on June 5, 2017).

* To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

(1) Filed as an exhibit to Amendment No. 1 to our company’s Registration Statement on Form F-4 on January 27, 2014 and incorporated herein by reference.

(2) Filed as an exhibit to our company’s Form 6-K on August 8, 2013 and incorporated herein by reference.

(3) Filed as an exhibit to our company’s Annual Report on Form 20-F on March 17, 2016 and incorporated herein by reference.

ITEM 10.  UNDERTAKINGS

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)                                 That for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)                                 That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on February 20, 2019.

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 20, 2019.

Signature	Title

*	Chief Executive Officer of Brookfield Property Group
Brian W. Kingston	LLC, a manager of the Registrant
(Principal Executive Officer)

*	Chief Financial Officer of Brookfield Property Group
Bryan K. Davis	LLC, a manager of the Registrant
(Principal Financial and Accounting Officer)

*	Chairman of the Board, Director
Richard B. Clark

/s/ Caroline Atkinson	Director
Caroline Atkinson

*	Director
Jeffrey Blidner

Director
Omar Carneiro da Cunha

*	Director
Soon Young Chang

/s/ Scott R. Cutler	Director
Scott R. Cutler

*	Director
Stephen DeNardo

*	Director
Louis Joseph Maroun

*	Director
Lars Rodert

*By:	/s/ Jane Sheere
Jane Sheere
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Property Partners L.P. in the United States, on this 20th day of February, 2019.

Authorized U.S. Representative

By:	/s/ Bryan K. Davis
Name: Bryan K. Davis
Title: Chief Financial Officer of Brookfield Property Group LLC, a manager of the Registrant